Evans Bancorp, Inc., One Grimsby Drive, Hamburg, NY 14075

IMMEDIATE RELEASE

Evans Bancorp Transfers Stock Exchange Listing

Hamburg, NY, December 15, 2010– Evans Bancorp, Inc. (the “Company”) ( NASDAQ: EVBN), a community financial services company serving Western New York since 1920, announced today that it is transferring its stock exchange listing from the NASDAQ Global Market to the New York Stock Exchange Amex LLC (“NYSE Amex”). The NYSE is home to many leading companies, including 93% of the Dow Jones Industrial Average, 82% of the S&P 500, and 81% of the Fortune 500.

The Company expects to begin trading on the NYSE on December 27, 2010, using the current symbol “EVBN.” It will continue to trade on the NASDAQ Global Market until the transfer is completed.

“We are very pleased about our move to the NYSE Amex, a premier global trading platform with an unparalleled premium brand,” stated David J. Nasca, Evans’ President and CEO. “We believe this move will avail us of a unique market trading structure, provide the benefits of the designated market maker platform, and benefit Evans and our shareholders through decreased volatility, added visibility in the financial markets, and increased liquidity of our common stock. Additionally, we believe our move to the NYSE Amex will further enhance our investor outreach as we continue to build shareholder value.”

“We welcome Evans Bancorp to the NYSE Euronext family of listed companies,” said Scott Cutler, EVP and Co-Head of U.S. Listings and Cash Execution, NYSE Euronext. “Evans Bancorp and its shareholders will benefit from the superior market quality, services and technology provided by NYSE Amex. We look forward to a strong, lasting partnership.”

About Evans Bancorp, Inc.

Evans Bancorp, Inc. is a financial holding company and the parent company of Evans Bank, N.A., a commercial bank, with $659 million in assets, 13 branches and $535 million in deposits at
September 30, 2010. Evans is a full-service community bank providing comprehensive financial services to consumer, business and municipal customers throughout Western New York. Evans Bancorp’s wholly-owned insurance subsidiary, The Evans Agency, provides property and casualty insurance through 14 insurance offices in the Western New York region. Evans Investment Services, Inc., a wholly-owned subsidiary of Evans Bank, provides non-deposit investment products such as annuities and mutual funds. Evans Bancorp, Inc. and Evans Bank routinely post news and other important information on their web sites at www.evansbancorp.com and www.evansbank.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies. These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

For more information contact:	-OR-
Gary A. Kajtoch Executive Vice President and Chief Financial Officer	Deborah K. Pawlowski Kei Advisors LLC
Phone: (716) 926-2007 Email: gkajtoch@evansbank.com	Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com